UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2025

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6555 Carnegie Ave, 4th Floor

Cleveland, OH 44103

(Address of principal executive offices) (Zip Code)

(646) 813-4701

(Registrant’s telephone number, including area code)

N /A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	The Nasdaq Capital Market

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 27, 2025, Abeona Therapeutics Inc. (the “Company”) completed the previously disclosed sale (the “Asset Sale”) of its Rare Pediatric Disease Priority Review Voucher (“PRV”) to the buyer. The Company was awarded the voucher on April 28, 2025, under a U.S. Food and Drug Administration (“FDA”) program intended to encourage the development of certain rare pediatric disease product applications. The Company received the PRV upon approval of the Company’s biologics license application for ZEVASKYN™ (prademagene zamikeracel).

The Asset Sale was completed pursuant to the terms of an asset purchase agreement dated May 9, 2025 (the “PRV Asset Purchase Agreement”). Pursuant to the PRV Asset Purchase Agreement, the Company received gross proceeds of $155 million from the buyer upon the closing of the Asset Sale.

The foregoing description of the PRV Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the PRV Asset Purchase Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2025.

Item 2.02 Results of Operations and Financial Condition.

On July 2, 2025, the Company issued a press release in relation to the Asset Sale, in which the Company announced that as of June 30, 2025, including the net proceeds from the Asset Sale, the Company’s unaudited cash, cash equivalents, restricted cash and short-term investments were approximately $225 million. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in this item, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As noted above, on July 2, 2025, the Company announced that as of June 30, 2025, including the net proceeds from the Asset Sale, the Company’s unaudited cash, cash equivalents, restricted cash and short-term investments were approximately $225 million.

The foregoing unaudited cash, cash equivalents, restricted cash and short-term investments information provided in this Current Report on Form 8-K is based on preliminary unaudited information and management estimates for the quarter ended June 30, 2025, is not a comprehensive statement of the Company’s financial results as of and for the fiscal quarter ended June 30, 2025 or any other period, and is subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted a review of and does not express an opinion or any other form of assurance with respect to this preliminary estimate.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated July 2, 2025, entitled “Abeona Therapeutics® Closes Sale of Rare Pediatric Disease Priority Review Voucher for $155 Million.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Joseph Vazzano
Name:	Joseph Vazzano
Title:	Chief Financial Officer

Date: July 2, 2025

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